Exhibit 22.1

                               RADISYS CORPORATION

                              LIST OF SUBSIDIARIES


               Subsidiary                     Jurisdiction of Incorporation
    ---------------------------------         -----------------------------
    RadiSys International                               Oregon
    RadiSys K.K.                                        Japan
    RadiSys G.m.b.H.                                    Germany
    RadiSys B.V.                                        Netherlands
    RadiSys International Sales Corp.                   Barbados
    RadiSys SARL                                        France
    RadiSys UK Limited                                  United Kingdom